Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Kronos Bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(3)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share
	Equity	Preferred Stock, $0.001 par value per share
	Debt	Debt Securities
	Other	Warrants
	Unallocated (Universal) Shelf	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	—	—	$250,000,000	—	—	S-3	333-260922	(4)	$23,175
	Total Offering Amounts					$250,000,000	—	—
Total Fees Previously Paid
	Total Fee Offsets							—
	Net Fee Due							—

(1)
There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement consist of $250,000,000 of unsold securities (the “Carry Forward Securities”) previously registered pursuant to the shelf registration statement on Form S‑3 (File No. 333-260922) (the “Prior Registration Statement”). The Prior Registration Statement was initially filed on November 9, 2021 as an automatic shelf registration statement, which became effective upon filing. In connection with the initial filing, the registrant paid a filing fee of $13,905 for a $150,000,000 “at the market offering” registered thereunder. On February 24, 2022, the registrant amended the Prior Registration Statement in anticipation of no longer being a “well-known seasoned issuer” and paid a filing fee of $9,270, representing the balance of the total filing fees associated with the aggregate of $250,000,000 of Carry Forward Securities. On February 25, 2022, the registrant filed a second post-effective amendment to the Prior Registration Statement to convert the Prior Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement, which was declared effective by the U.S. Securities and Exchange Commission on March 1, 2022. The total filing fee paid by the registrant in connection with the Prior Registration Statement was $23,175. None of the Carry Forward Securities have been sold as of the filing of this registration statement. The filing fees associated with the Carry Forward Securities are hereby carried forward to be applied to the Carry Forward Securities registered hereunder, and no additional filing fee is due with respect to the Carry Forward Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry Forward Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Carry Forward Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)
The Prior Registration Statement initially became effective upon filing on November 9, 2021. On February 25, 2022, the registrant filed a post-effective amendment to the Prior Registration Statement to convert the Prior Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement, which was declared effective by the U.S. Securities and Exchange Commission on March 1, 2022.